Exhibit 10.6

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is made and is effective this 25th day of June, 2014 (the “Effective Date”), and is by and between Grandparents.com, Inc., a Delaware corporation, having its principal office at 589 Eighth Avenue, 6th Floor, New York, NY 10018 (the “Company”) and Mr. Steve Leber, residing at 6181 Hollows Lane, Delray Beach, FL 33484 (the “Executive”).

NOW, THEREFORE, the parties agree as follows:

1.                  Employment. The Company hereby agrees to employ the Executive as its Chief Executive Officer – International and the Executive hereby accepts such employment in accordance with the terms of this Agreement.

2.                  Term. The initial term (the “Initial Term”) of Executive’s employment under this Agreement shall commence on the Effective Date and shall continue until the fifth anniversary of the Effective Date, unless terminated earlier pursuant to Section 6. Following the end of the Initial Term, the Agreement shall be renewed automatically upon the same terms and conditions additional five-year terms (each, a “Renewal Term”), unless the Company or the Executive provides written notice of its intention not to renew this Agreement no later than sixty (60) days prior to the end of the Initial Term or Renewal Term, as applicable. As used in this Agreement, “Term” refers to the Initial Term or any Renewal Term, as applicable.

3.                  Duties of Executive. The duties of the Executive shall include the performance of all of the duties typical of the office(s) or position(s) held by the Executive to the extent described in the bylaws of the Company and such other duties and responsibilities as may be reasonably assigned by the Board of Directors of the Company (the “Board”). The Executive shall devote his full time efforts, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner. Notwithstanding the foregoing, the Executive may (a) serve as a member of a board of directors or an advisory board of any company whose business does not compete with the business of the Company, and (b) engage in investment activities (collectively, the “Outside Activities”) so long as the Outside Activities do not, individually or in the aggregate, materially interfere with the performance of the Executive’s duties for the Company.

4.                  Compensation. In consideration of the services to be rendered by the Executive hereunder, the Company shall compensate the Executive as follows:

(a)                Base Salary. During the Term, the Company shall pay the Executive an annual base salary (the “Base Salary”) in the amount of $300,000. The Base Salary shall be increased annually by 5% on each anniversary of the Effective Date. The Base Salary will accrue day to day and be payable pursuant to the Company’s regular payroll schedule.

(b)               One-Time Payment. In recognition of the Executive’s services prior to the Effective Date and continued services to the Company following the Effective Date and through a successful financing, the Company will pay to the Executive an amount equal to $125,000 on the date that the Company receives a capital investment, as a result of one transaction or a series of transactions, that, in the aggregate, is equal to $8,000,000 (the “Financing Date”), provided that the Executive is employed on Financing Date.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(c)                Equity.

(i)                      Initial Grants. As soon as practicable following the Effective Date, the Company will recommend to the Board to grant to Executive an option (the “Option”) to purchase 5,000,000 shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s 2012 Stock Incentive Plan (the “Plan”). The Option will have an exercise price equal to the fair market value of a share of Common Stock on the grant date determined in accordance with the Plan. Fifty percent (50%) of the Option will vest on the grant date, and the remaining 50% will vest thereafter in quarterly installments of 312,500 commencing on the first quarterly anniversary of the grant date. The Options will have a term of 10 years. The Option will be subject to and governed by the terms of the Plan and a form of stock option agreement.

(ii)                    Subsequent Grants. If the Company’s [***] for fiscal year 2015 equals or exceeds [***], then on the first anniversary of the Effective Date, the Company will recommend to the Board to grant to the Executive an additional option pursuant to the Plan to purchase 2,650,000 shares of Common Stock (a “Subsequent Grant” and together with the Options, the “Equity Grants”) for an exercise price equal to the fair market value as of the grant date determined in accordance with the Plan. If the Company’s [***] for fiscal year 2016 equals or exceeds $[***], then on the second anniversary of the Effective Date the Company will recommend to the Board to grant to the Executive an additional Subsequent Grant to the Plan to purchase 2,650,000 shares of Common Stock for an exercise price equal to the fair market value as of the grant date determined in accordance with the Plan. The Subsequent Grants will be Each Subsequent Grant will be initially unvested and will become vested and exercisable in equal monthly installments over the three (3) year period following the grant date. Each Subsequent Grant will be subject to and governed by the terms of the Plan and a form of stock option agreement. The Subsequent Grants will have a term of 10 years. [***] will be determined in accordance with GAAP as derived from the Company’s audited financial statements (the “Audited Financial Statements”), and each Subsequent Grant, provided the [***] target has been achieved, will be made as soon practicable following the Company’s receipt of the Audited Financial Statements.

(iii)                  Corporate Transaction. The Equity Grants will vest in full upon the occurrence of a Corporate Transaction, provided the Executive is employed with the Company on the date of the Corporate Transaction. A “Corporate Transaction” means (A) consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 40% of the outstanding voting securities of the surviving corporation; (B) consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or (C) approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(d)               Bonus, Incentive, Pension and Profit Sharing Plans. The Executive shall be entitled to participate in all bonus, incentive, pension or profit sharing plan or other type of additional benefits provided by the Company for the benefit of officers or regular employees or both.

5.                  Benefits.

(a)                Holidays. The Executive will be entitled to the same public holidays as provided to other executive employees of the Company.

(b)               Vacation. The Executive shall be entitled to four (4) weeks paid vacation days in each calendar year.

(c)                Sick Leave. The Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of the Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the Board.

(d)               Medical and Group Life Insurance. The Executive will be eligible to participate in the group medical, dental and life insurance plans generally offered to similarly situated executives of the Company. The Company will pay the full cost of any premiums associated with such coverage; provided, however, that if the Company’s payment of any premium on behalf of the Executive would violate the nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”) or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company-paid premiums shall be treated as taxable payments and be subject to imputed income tax treatment for the Executive to the extent necessary to eliminate any discriminatory treatment under the Act or Section 105(h) of the Code.

(e)                Expense Reimbursement. The Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by the Executive in the performance of the Executive’s duties. The Executive will maintain records and written receipts as required by Company policy.

(f)                Section 280G. In the event that any payments made and/or benefits provided to the Executive under this Agreement or otherwise (the “Payments”) are subject to any excise taxes imposed by Section 4999 of the Code (the “Excise Taxes”), the Company shall pay the Executive such additional cash payment(s) (hereinafter collectively called the “Gross Up Payment”) such that the net amount that the Executive would retain after deduction and/or payment of any Excise Taxes on the Payments, and any interest and/or penalties assessed by the Internal Revenue Service with respect to the Excise Taxes, and taking into account the tax consequences of all additional cash payments made by the Company pursuant to this Section 5(f), shall be equal to the aggregate value of Payments. The determination of whether such Excise Taxes are payable and the amount thereof shall be based upon the opinion of counsel selected by the Company and acceptable to the Executive. Any such additional cash payment by the Company shall be paid by the Company to the Executive in one lump sum cash payment one hundred and eighty (180) days following the determination that such payments are due.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

6.                  Termination. The Executive’s employment hereunder may or will be terminated pursuant to this Section 6.

(a)                Termination for Cause. The Company may terminate the Executive’s employment for Cause. “Cause” means the Executive (i) materially breached the Agreement, which material breach remains uncured for a period of thirty (30) days following the Executive’s receipt of written notice from the Company detailing the acts or omissions constituting breach; or (ii) was convicted for a felony, a securities violation, or a crime involving fraud. If the Executive fails to cure the acts or omissions constituting Cause, the termination of Executive’s employment pursuant to this Section 6(a) will be effective on the thirtieth (30th) day following his receipt of written notice.

(b)               Resignation for Good Reason. The Executive may resign from employment for with Good Reason. “Good Reason” means the Company materially breached the Agreement, which material breach remains uncured for a period of thirty (30) days following the Company’s receipt of written notice from the Executive detailing the acts or omissions constituting breach. If the Company fails to cure the acts or omissions constituting Good Reason, the termination of the Executive’s employment pursuant to this Section 6(b) will be effective on the thirtieth (30th) day following Company’s receipt of written notice.

(c)                Death. The Executive’s employment will terminate upon the death of the Executive.

(d)               Expiration of the Term. The Executive’s employment will terminate upon the expiration of the Term.

7.                  Payment Upon Termination.

(a)                Termination for Cause, Without Good Reason; Expiration of the Term following Executive’s Election of Non-Renewal. If the Executive’s employment is terminated pursuant to Sections 6(a) or (c), or pursuant to Section 6(d) as a result of the Executive’s election not to renew the Term, the Company will pay Executive his accrued but unpaid Base Salary as of the Termination Date, his accrued but unused vacation and any approved but unreimbursed business expenses (the “Accrued Obligations”) on the date of termination

(b)               Resignation for Good Reason; Expiration of the Term following Company’s Election of Non-Renewal. If the Executive’s employment is terminated pursuant to Sections (b), or pursuant to Section 6(d) as a result of the Company’s election not to renew the Term, the Company shall pay to the Executive on the date of termination: (i) the Accrued Obligations, (ii) a lump sum cash payment equivalent to Executive’s Base Salary, (iii) a lump sum cash payment equivalent to any awarded but unpaid bonuses, (iv) the monthly premium required to be paid to continue Executive’s participation in the Company’s healthcare plans pursuant to the Consolidated Omnibus Budget Reconciliation Act for one year, which may be subject to imputed income tax treatment pursuant to Section 5(d), (v) to the extent not already vested, all Equity Awards will vest, (vi) the Executive will have until the date that is the earlier of (A) the last day of the term of the Equity Grants, and (B) three (3) years following the date of termination, to exercise the vested Equity Grants, and (vii) all restricted shares held by Executive, and all shares obtained by Executive via exercise of warrants and options, shall immediately, without any further condition or qualification, be registered by the Company if they were not previously registered.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

8.                  Employee Covenants.

(a)                Unauthorized Disclosure. The Executive shall not, during his employment with the Company and thereafter, make any Unauthorized Disclosure. For purposes of this Agreement, “Unauthorized Disclosure” shall mean disclosure by the Executive without the prior written consent of the Board of Directors of the Company to any person or entity, other than an employee of the Company or a person or entity to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive officer of the Company, of any confidential information relating to the business or prospects of the Company including, but not limited to, any confidential information with respect to any of the Company’s customers, products, methods of distribution, strategies, business and marketing plans and business policies and practices, , except (i) to the extent disclosure is or may be required by law, by a court of law or by any governmental agency or other person or entity with apparent jurisdiction to require him to divulge, disclose or make available such information or (ii) in confidence to an attorney or other advisor for the purpose of securing professional advice concerning the Executive’s personal matters provided such attorney or other advisor agrees to observe these confidentiality provisions. Unauthorized Disclosure shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public or known within the Company’s trade or industry (other than as a result of disclosure by him in violation of this paragraph). This confidentiality covenant has no temporal, geographical or territorial restriction.

(b)               Non-Competition. During Executive’s employment and, if the Company terminates Executive for Cause or if Executive terminates without Good Reason, continuing for a period of one (1) year following termination of this Agreement, the Executive shall not, directly or indirectly, without the prior written consent of the Company, own, manage, operate, join, control, be employed by, consult with or participate in the ownership, management, operation or control of, or be connected with (other than as a 5% or less stockholder, partner, or beneficial owner) any business competitive to the Company as of the date of termination of this Agreement.

(c)                Non-Solicitation. During Executive’s employment and, if the Company terminates Executive for Cause or if Executive terminates without Good Reason, continuing for a period of one year after termination of his employment, the Executive shall not, either directly or indirectly, alone or in conjunction with another person, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company, its subsidiaries and/or affiliates, with any person who at any time was an employee, advisor, consultant or agent of the Company as of the date of termination of this Agreement.

(d)               Remedies. The Executive agrees that any breach of the terms of this Section would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law, and further agrees that in the event of said breach or any threat of breach, the Company shall be entitled to seek an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive, in addition to any other remedies to which the Company may be entitled at law or in equity. Executive consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if that court cannot exercise jurisdiction, the Supreme Court of the State of New York, in and for New York County, for this purpose. The Executive and the Company further agree that the provisions of the covenants not to compete and solicit are reasonable and that the Company would not have entered into this Agreement but for the inclusion of such covenants herein. Should a court or arbitrator determine, however, that any provision of the covenants is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenants should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

9.                  Company Covenants.

(a)                To the greatest extent permitted by Delaware General Corporation Law §145, and subject to the provisions thereof, if Executive is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that Executive is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, Executive shall be entitled to indemnification against, and advancement of, expenses (including attorneys’ fees and expenses as and when incurred), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Executive in connection with such action, suit or proceeding. The indemnification and advancement provided by, or granted pursuant to, this Section 9 shall not be deemed exclusive of any other rights to which Executive may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in Executive’s person’s official capacity and as to action in another capacity while holding such office. In addition, to the rights set forth in this Section 9, Executive shall be entitled to indemnification and/or advancement rights no less favorable that such rights granted to other senior executives of the Company. This Section 9 shall survive the termination or expiration of this Agreement for any reason.

(b)               As of the date this Agreement is executed, the Company shall have secured and thereafter shall maintain in force a Directors and Officers liability insurance policy with a face amount of $10,000,000, covering Executive for all claims made against Executive during, and against Executive in respect of, the period he is a director, officer, or employee of the Company. This Section 9(b) shall survive the termination or expiration of this Agreement for any reason.

(c)                After the date hereof, promptly at such times required by the Securities and Exchange Act of 1934, as amended (the “1934 Act”), the Company shall assist the Executive with timely filing under any applicable rule under the 1934 Act relating to Executive’s ownership or disposition of Company securities. The Company will make its counsel available to Executive to discuss whether a transaction effected by or in favor of Executive requires a filing or amendment and to assist in the preparation and filing of any such filing or amendment and the Company will pay for all expenses, including, without limitation, legal fees and expenses incurred in connection with such filings and amendments.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

10.              Notices.

Any notice required by this Agreement or given in connection with it shall be deemed to have been given if delivered in writing personally or by certified mail, postage prepaid, or recognized overnight delivery services to the appropriate party at the address set forth below, or at such other address as each party may designate in writing to the other:

If to the Company:

Grandparents.com, Inc.

589 Eighth Avenue, 6th Floor

New York, NY 10018

with a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky an Popeo, P.C.

666 Third Avenue

New York, New York 10017

Attention: Daniel DeWolf, Esq.

If to the Executive:

Steve Leber

6181 Hollows Lane

Delray Beach, FL 33484

11.              Final Agreement; Modifications.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

12.              Governing Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

13.              Headings.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meanings or intent.

14.              No Assignment.

Neither this Agreement nor any interest in this Agreement may be assigned by the Executive or the Company without the prior express written approval of the other party, which may be withheld by such party at its or his absolute discretion. Notwithstanding the foregoing, (1) the Company may assign this Agreement to a successor by merger, consolidation or sale of all or substantially all of its assets so long as such successor assumes and agrees to be bound by all of the provisions of this Agreement and (2) in the event of Executive’s death, this Agreement will be binding upon and inure to the benefit of the Executive’s legal representatives.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

15.              Severability.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining tents, will remain in full force and effect as if such invalid or unenforceable term had never been included.

16.              Arbitration.

In the event of any controversy or claim between the Company or any of its affiliates and the Executive arising out of or relating to this Agreement, then such claim or controversy shall be submitted to binding arbitration. The binding arbitration shall be administered by the American Arbitration Association under its Employment Arbitration Rules. The arbitration shall take place in New York, NY. Each of the Company and the Executive shall appoint one person to act as an arbitrator, and a third arbitrator shall be chosen by the first two arbitrators (such three arbitrators, the “Panel”). The Panel shall have no authority to award punitive damages against the Company or the Executive. The Panel shall have no authority to add to, alter, amend or refuse to enforce any portion of the disputed agreements. The Company and the Executive each waive any right to a jury trial or to petition for stay in any action or proceeding of any kind arising out of or relating to this Agreement.

17.              Expenses/Attorneys’ Fees.

The prevailing party shall be awarded all costs and expenses of the proceeding, including, without limitation, attorneys’ fees, filing and service fees, witness fees and arbitrators’ fees. If arbitration is commenced, the arbitrators will have full authority and complete discretion to determine the “prevailing party" and the amount of costs and expenses to be awarded. Amounts payable hereunder shall be paid within 30 days after such determination is made.

18.              Board Membership

Subject to its fiduciary duties, during the Term, the Company shall recommend Executive to the Board for election as a member of the Board and as its Chairman.

19.              Section 409A of the Code.

(a)                General. It is intended that payments and benefits made or provided under this Agreement shall comply with Section 409A of the Code or an exemption thereto. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the exclusion under Section 409A of the Code for short-term deferral amounts, the separation pay exception or any other exception or exclusion under Section 409A of the Code. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on the Executive pursuant to Section 409A of the Code. In no event may the Executive, directly or indirectly, designate the calendar year of any payment under this Agreement.

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(b)               Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement); (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c)                Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology reasonably established by the Company as in effect on the date of Executive’s separation from service (as determined in accordance with Section 409A of the Code)), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to Executive under this Agreement during the six-month period immediately following the Executive’s separation from service on account of the Executive’s separation from service shall be accumulated and paid to Executive with interest at the Prime Rate (as reported in the Wall Street Journal) plus two percentage points on the first business day of the seventh month following his separation from service (the “Delayed Payment Date”). If Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid either to the Executive’s beneficiary or the personal representative of his estate on the first to occur of the Delayed Payment Date or 30 calendar days after the date of Executive’s death.

(d)               Separation from Service. Despite any contrary provision of this Agreement, any references to termination of employment or date of termination shall mean and refer to the date of Executive’s “separation from service,” as that term is defined in Section 409A of the Code and Treasury regulation Section 1.409A-1(h).

[Signatures follow on next page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written.

GRANDPARENTS.COM, INC.

By:	/s/ Lee Lazarus
Lee Lazarus
Chief Operating Officer

EXECUTIVE

/s/ Steve Leber
Steve Leber

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